Exhibit 4.1

New Oriental Energy & Chemical Corp.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELEWARE
AUTHORIZED: 30,000,000 COMMON SHARES, $0.001 PAR VALUE

This Certifies That __________________________________________

Is The Owner of ____________________________________________

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE OF

New Oriental Energy & Chemical Corp.

Transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned.  This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the registrar.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

/s/	/s/

President	Chief Executive Officer